SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


         SECOND AMENDMENT, made and entered into as of the 21st day of August, 1998, to the Employment Agreement (the "Agreement") made and entered into on May 24, 1995, and amended pursuant to that certain First Amendment to Employment Agreement dated December 31, 1996, by and between ALL AMERICAN SEMICONDUCTOR, INC., a Delaware corporation (the "Company"), and PAUL GOLDBERG (the "Employee").

                              W I T N E S S E T H :

         WHEREAS, the Company and the Employee mutually desire and each of them is willing, in accordance with the terms and conditions specifically restated, added, deleted or otherwise set forth below, to amend the Agreement; it being understood by the Company and the Employee that all terms and conditions of the Agreement not otherwise specifically modified by this Second Amendment thereto shall remain effective and continue operating in full force throughout the entire term of the Agreement.

         NOW,  THEREFORE,   for  and  in  consideration  of  the  covenants  and
agreements hereinafter set forth, the parties hereto mutually agree as follows:

         1. EXPENSES OF EMPLOYEE. Section 4 of the Agreement is hereby amended to be replaced in its entirety with the following:

         (a) General Expenses. The Company shall pay or reimburse Employee for reasonable expenses incurred by Employee in connection with the business of the Company.

         (b)      Excise Tax Reimbursement and Tax Gross-up.

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                  (i) The  Company  shall  promptly  pay or  reimburse  Employee
         (collectively, the "Excise Tax Payments") for any federal income tax liability imposed pursuant to Section 4999 or Section 280G (or any successor provisions) of the Internal Revenue Code of 1986, as amended, and any similar federal, state or local tax that may be imposed in lieu thereof or in addition thereto (collectively, "Excise Tax"), in connection with the receipt of any payments or other consideration by or for the benefit of Employee with respect to this Agreement (including any increases thereto pursuant to the Gross-Up Formula, as defined below), including any imputed income to Employee relating to the acceleration of any Company benefits including vesting of stock options to purchase common stock of the Company. In addition, each Excise Tax Payment, to the extent such payment constitutes income to
         Employee  subject  to  income  and/or   unemployment  taxes,  shall  be
         increased  to and  include  the  amount  computed  under  the  Gross-Up
         Formula,  as  defined  and  provided  below  (each,  as  increased,   a
         "Grossed-Up Excise Tax Payment"; collectively, the "Grossed-Up Excise Tax Payments"). Each Grossed-Up Excise Tax Payment shall be in the amount computed under the following formula (the "Gross-Up Formula"):
         Divide the gross taxable amount of each Excise Tax Payment (or other compensation payment subject to tax gross up pursuant to

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


         this Agreement) by a number equal to one minus the sum of (i) the highest combined marginal U.S. federal, state and local individual income tax, social security tax and unemployment tax rate (or such other combined tax rate that is similar to or replaces such combined tax rate) applicable to Employee (taking into account the deductibility of any such federal, state and local taxes) that is in effect at the time each such Excise Tax Payment (or other compensation payment subject to tax gross up pursuant to this Agreement) is made and (ii) the Excise Tax rate applicable to Employee that is in effect at the time each such Excise Tax Payment (or other compensation payment subject to tax gross up pursuant to this Agreement) is made. For example, if a $100 Excise Tax Payment is subject to the Gross-Up Formula, and the highest combined marginal tax rate applicable to Employee at such time is 45% and the Excise Tax rate is 20%, the Excise Tax Payment shall be increased under the Gross-Up Formula to, and the Grossed-Up Excise Tax Payment shall be, $285.71. In addition, any interest or penalties imposed against Employee by any federal, state or local taxing authority as a result of any misclassification by the Company, not predicated upon Employee's direction or description, and reclassification as taxable income of any amounts received by Employee under this Agreement shall be paid or reimbursed by the Company and increased by the Gross-Up Formula (as increased, the "Grossed-Up Penalties and Interest").

                  (ii) In the event that Employee's employment is terminated and at any time prior to the receipt by Employee of any Company U.S. Form W-2, including any amendments thereto ("Form W-2"), with respect to any payments or other amounts under this Agreement, the Company undergoes a change (i) in the ownership or effective control of the Company or (ii) in the ownership of a substantial portion of the assets of the Company, as clauses (i) and (ii) are interpreted under Section 280G of the Code and the Treasury Regulations thereunder (such event, a "Potential Excise Tax Situation"), then the Company, with the advice of its accountants and/or attorneys, shall determine whether any amounts paid or imputed to Employee under this Agreement are subject to Excise Taxes. Such determination by the Company with respect to whether any amounts received during

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

         the year constitute a "parachute payment" as defined under Section 280G of the Code (a "Parachute Payment") subject to Excise Taxes shall be reflected on Employee's U.S. Form W-2 with respect to such year. If the Company determines that Excise Taxes are payable, then, unless the Company has withheld the proper Excise Taxes from Employee's payments, the Company shall provide Employee with the Grossed-Up Excise Tax Payment, no later than ten days after the issuance of Employee's Form W-2 (the "Excise Tax Due Date") with respect to the amounts paid under the Agreement (which Form W-2 shall be issued in a timely manner on or before January 31st following the year of payment of the amounts subject to the Excise Tax). If the Company has withheld the proper Excise Taxes from the amounts paid to Employee, then the Company shall pay Employee, on the date Employee receives such payments from which the Excise Tax has been deducted, the difference between the Grossed-Up Excise Tax Payment and the Excise Tax withheld. If a Potential Excise Tax Situation arises and the Company determines that no payments received in connection with this Agreement are subject to Excise Taxes by Employee, then the Company shall do all of the following set forth in clauses (A) through (D) below:

                  (A) on or before the date of issuance of Employee's Form W-2, at the Company's sole expense, a nationally-recognized CPA firm or law firm reasonably acceptable to Employee shall render a written opinion to Employee, reasonably acceptable to Employee in both substance and form, that there is substantial authority for concluding that (i) no payments received in connection with this Agreement including those reflected in the Form W-2 constitute a Parachute Payment and (ii) no Excise Taxes are due by

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

         Employee with respect to any payments received in connection with this Agreement including any amounts reflected in the Form W-2;

                  (B) on or before the date of issuance of Employee's Form W-2, Employer shall procure and deliver to Employee an irrevocable standby letter of credit for the benefit of Employee (the "Letter of Credit"), in form and content and issued by a financial institution all reasonably acceptable to Employee, for an amount equal to the aggregate of (i) the full amount of the Grossed-Up Excise Tax Payment, and (ii) an amount equal to a reasonable estimate of the amount of any
         Grossed-Up Penalties and Interest that would be due if Employee ultimately were to be liable for the Excise Taxes. The amount of the Letter of Credit shall be adjusted from time to time for any material changes (more than ten percent) in the estimates of the Grossed-Up Excise Tax Payment and/or the Grossed-Up Penalties and Interest). The Letter of Credit shall be payable to Employee upon demand in the event that the Company shall not have paid Employee all amounts due under this Section 1(b) within three business days after the earliest to occur of subclauses (1) and (2) below of this clause (B), if either is applicable. The Letter of Credit shall remain outstanding until the earliest of (1) the Company's agreement that the Excise Taxes are payable (requiring immediate payment by the Company to Employee of the Grossed-Up Excise Tax Payment and the Grossed-Up Penalties and Interest, and upon receipt thereof Employee shall immediately deliver the Letter of Credit to the Company), (2) a final, non-appealable determination by a court of competent jurisdiction that the Excise Taxes are payable (requiring immediate payment by the Company of the Grossed-Up Excise Tax Payment and the Grossed-Up Penalties and Interest, and upon receipt thereof Employee shall immediately deliver the

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

         Letter of Credit to the Company), (3) a final, non-appealable determination by a court of competent jurisdiction that the Excise Taxes are not payable (requiring Employee to immediately deliver the Letter of Credit to the Company), and (4) the expiration of the longest statute of limitations applicable to Employee with respect to the payment of the Excise Taxes, as such statute may be extended by Employee (requiring Employee to immediately deliver the Letter of Credit to the Company). In the event that the Company and Employee dispute the amount for which the Letter of Credit shall be obtained or adjusted pursuant to clause (B) above, the Company shall procure a Letter of Credit for the greatest amount not in dispute, the amount in dispute shall be determined through litigation, if the parties cannot otherwise agree, and the amount of the Letter of Credit shall be adjusted accordingly thereafter. In the event that Employee draws down the Letter of Credit under the conditions provided above, the Company shall immediately pay to Employee any deficiency in the proceeds of the Letter of Credit compared with the final amount to be received as Grossed Up Excise Tax Payments and Grossed-Up Penalties and Interest, and Employee shall immediately reimburse the Company for any excess proceeds from the Letter of Credit compared with such final amounts;

                  (C) the Company shall indemnify, and hold harmless Employee from and against any and all liability, damage, loss, costs, expense, penalties, interest, claims or demands (including attorneys' fees through all appeals if for any reason the Company fails to defend Employee pursuant to clause (D) below), other than consequential damages, arising out of or in any manner connected with Employee's failure to pay the Excise Taxes, and such amount of indemnification shall not be limited in amount; and

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

                  (D) the Company shall, at its sole cost and expense, defend Employee before all applicable governmental agencies and, if the Company or the government determines to appeal such decision, through any and all appeals. Notwithstanding the foregoing, in the event that at any time, including after the receipt of Form W-2 by Employee, any governmental agency asserts that any Excise Taxes are payable by Employee with respect to any amounts received by Employee in connection with this Agreement, then the Company shall pay to Employee a Grossed-Up Excise Tax Payment and any Grossed-Up Penalties and Interest required, each based on all Excise Taxes asserted by the government, within thirty days after written notice thereof by Employee to the Company (including a copy of any governmental notice with respect thereto), unless, not later than the end of such thirty-day period, the Company shall have met the conditions set forth in clauses (A) and (B) above of this Section 1(b) and has agreed to the conditions set forth in clauses (C) and (D) above.

                  2. SURVIVABILITY. Section 15 of the Agreement is hereby amended to replace the words "Sections 3 and 5" with the words "Sections 3, 4 and 5" in the last sentence of the Section 15.

                  3. EFFECT. This Second Amendment shall not apply with respect to a Change in Control resulting from any merger between the Company and a wholly-owned subsidiary of Reptron Electronics, Inc. Except as otherwise specifically modified by this Second Amendment, all terms, conditions and provisions of the Agreement shall remain effective and continue operating in full force and without change.

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


         IN WITNESS WHEREOF, the Employee has hereunto set his hand and the Company has caused this Second Amendment to be executed by its duly authorized officer effective as of the day and year first above written.

                                              ALL AMERICAN SEMICONDUCTOR, INC.



                                              By: /s/ BRUCE M. GOLDBERG
                                                 -------------------------------
                                                      Bruce M. Goldberg,
                                                      President



                                              EMPLOYEE:



                                              /s/ PAUL GOLDBERG
                                              ----------------------------------
                                                  PAUL GOLDBERG

         The undersigned, Lola Goldberg, as a third party beneficiary of certain of the provisions of the Agreement being modified by this Second Amendment, hereby consents to and approves the amendments to the Agreement set forth in this Second Amendment.



                                              /s/ LOLA GOLDBERG
                                              ----------------------------------
                                                  LOLA GOLDBERG



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